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                                                                   EXHIBIT 10.84


                             PARTICIPATION AGREEMENT

                                OCTOBER 27, 1998



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===============================================================================

                             PARTICIPATION AGREEMENT

                                     BETWEEN

                            MILLENNIUM PARTNERS LLC,

                                       AND

                            THE SPORTS CLUB COMPANY.








                          DATED AS OF OCTOBER 27, 1998
===============================================================================



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               PARTICIPATION AGREEMENT (this "AGREEMENT") made as of the _____
day of October 1998, between MILLENNIUM PARTNERS LLC, a New York limited liability company, having an office c/o Millennium Partners, 1995 Broadway, 3rd Floor, New York, New York 10023 ("MILLENNIUM") and THE SPORTS CLUB COMPANY, a Delaware corporation, having an office at 11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025 ("SCC").

                                   WITNESSETH:

               WHEREAS, Millennium and SCC have entered into that certain Option on Future Clubs agreement dated as of the date hereof (the "OPTION AGREEMENT") whereby SCC has the option to elect to have a related entity of SCC enter into a lease for an Athletic Club in up to five (5) Projects (as such terms are hereinafter defined);

               WHEREAS, Millennium has or will have, directly and indirectly, a majority of the interests of certain entities (each a "MILLENNIUM ENTITY" and collectively, the "MILLENNIUM ENTITIES") which hold or which will hold both fee and leasehold title to certain real property located in San Francisco, California, Boston, Massachusetts, Washington, D.C., Atlanta, Georgia, Miami, Florida and Toronto, Canada, and other locations upon each of which Millennium intends to cause the construction of a mixed-use development (for purposes of this Agreement each such real property exclusive of real property located in New York, New York, Chicago, Illinois and Los Angeles, California is hereinafter referred to as a "PROJECT" and collectively, the "Projects");

               WHEREAS, Millennium intends to have a first-class coed athletic club (with respect to each Project, an "ATHLETIC CLUB" and with respect to the Projects, collectively the "ATHLETIC CLUBS") operated by an operator with first-class expertise, reputation and experience in each Project;

               WHEREAS, Millennium desires to cause a Millennium Entity to demise and let to a related entity of SCC subject to and in accordance with the Option Agreement (with respect to each Project, an "SCC ENTITY" and with respect to the Projects, collectively the "SCC ENTITIES") and SCC desires to cause a related entity of SCC to lease from Millennium Entity subject to and in accordance with the Option Agreement and an agreement of lease (with respect to a Project, an "AGREEMENT OF LEASE" and with respect to the Projects, collectively the "AGREEMENTS OF LEASE") certain space (individually and collectively the "LEASED PREMISES") in a Project for the operation of an Athletic Club; and

               WHEREAS, in order to induce Millennium to cause a Millennium Entity to enter into an Agreement of Lease with an SCC Entity, SCC has agreed to pay, or cause to be paid, to Millennium with respect to each Leased Premises, not to exceed six (6) in the aggregate, an amount equal to twenty percent (20%) of the Adjusted Net Distributable Cash (as hereinafter defined) derived therefrom by the applicable SCC Entity or any Affiliate (as hereinafter defined) thereof (to the extent derived by any such Affiliate from the same applicable Leased Premises (exclusive of any management fee payable on account of such Leased Premises)) or any successor or assign of such SCC Entity or Affiliate.

               NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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                                    ARTICLE 1

                           EFFECTIVE DATE OF AGREEMENT

        Section 1.1 This Agreement and all of the terms and conditions hereof shall be effective as of the date hereof (the "EFFECTIVE DATE") and shall end (the "EXPIRATION DATE") on the date on which the last Agreement of Lease shall expire or be canceled or terminated pursuant to any of the terms and conditions therein or pursuant to law.


                                    ARTICLE 2

                                   DEFINITIONS

        Section 2.1 For purposes of this Agreement, each of the following terms shall have the meaning given such term in this Section 2.1 or in the Section of this Agreement indicated:

               (a) "NET DISTRIBUTABLE CASH" shall mean "EBITDA" for the applicable SCC Entity and any Affiliate (as hereinafter defined) thereof (to the extent derived by any such Affiliate from the same applicable Leased Premises (exclusive of any management fee payable on account of such Leased Premises)) and any successor or assign of such SCC Entity and/or Affiliate from a Leased Premises determined in accordance with United States generally accepted accounting principles consistently applied from period to period ("GAAP"), for the period for which Net Distributable Cash is being determined.

               (b) "ADJUSTED NET DISTRIBUTABLE CASH" shall mean an amount equal to the Net Distributable Cash derived by the applicable SCC Entity or any Affiliate thereof (to the extent derived by any such Affiliate from the same applicable Leased Premises (exclusive of any management fee payable by any such Affiliate to the applicable SCC Entity)) or any successor or assign of such SCC Entity or Affiliate from a Leased Premises for a Lease Year minus the sum of (i) a reasonable and customary portion of such Net Distributable Cash (including, without limitation, unearned initiation fees, prepaid dues and prepaid services) for reasonably anticipated expenditures required to maintain and operate an Athletic Club in such Leased Premises ("RESERVES") plus (ii) the Management Fee with respect to such Leased Premises for such Lease Year plus (iii) the Percentage Equity Return Payment with respect to such Leased Premises for such Lease Year plus (iv) the aggregate amount of Percentage Equity Return Payments for prior Lease Years which have not been paid to the applicable SCC Entity, together with interest thereon at the Prime Rate (as hereinafter defined) from the date payable to the applicable SCC Entity until the date paid to the applicable SCC Entity.

               (c) "LEASE YEAR" shall mean each successive twelve (12) month period during the term (the "TERM") of an Agreement of Lease commencing on January 1 and ending December 31 (or such other twelve (12) month period as shall be reasonably designated by the applicable Millennium Entity), provided that the first Lease Year shall begin upon the commencement date of an Agreement of Lease and end on December 31 of the calendar year in which such commencement date occurs, and the last Lease Year shall end on the last day of the term of such Agreement of Lease or the last day of the last exercised lease extension thereunder.

               (d) "MANAGEMENT FEE" shall mean an amount equal to six percent (6%) of Gross Cash Receipts with respect to a Leased Premises for a Lease Year.



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               (e) "GROSS CASH RECEIPTS" shall mean all revenue and income of any nature derived by the applicable SCC Entity or any Affiliate thereof (to the extent derived by any such Affiliate from the same applicable Leased Premises (exclusive of any management fee payable on account of such Leased Premises)) or any successor or assign of such SCC Entity or Affiliate from a Leased Premises or from the use or operation thereof, including, without limitation, proceeds from business interruption insurance, governmental allowances and awards and other forms of payments or awards from any source whatsoever, which is properly attributable to a Lease Year, determined in accordance with GAAP.

               (f) "PERCENTAGE EQUITY RETURN PAYMENT" shall mean an amount equal to an eleven percent (11%) per annum cumulative, compounding return on the aggregate Outstanding Capital Investment with respect to a Leased Premises.

               (g) "CAPITAL INVESTMENT" shall mean the aggregate hard and soft costs and expenses actually incurred by the applicable SCC Entity in the development of a Leased Premises and in the ordinary course of business in maintaining and operating an Athletic Club in a Leased Premises from time to time during the term of an Agreement of Lease (but only to the extent such costs and expenses are not included in the calculation of Net Distributable Cash) exclusive of (i) any and all debt service not directly associated with the financing of the acquisition and/or construction of any assets of the applicable SCC Entity, including, without limitation, the work performed by the applicable SCC Entity to prepare a Leased Premises for use and occupancy (collectively, the "IMPROVEMENTS") and athletic equipment, machines, furniture and other personal property used in a Leased Premises (collectively, the "TRADE FIXTURES) and (ii) any contributions or payments made by Millennium or any Millennium Entity to a SCC Entity on account of any work or installations made in a Leased Premises (collectively, the ALLOWANCE").

               (g) "OUTSTANDING CAPITAL INVESTMENT" shall mean an amount equal to the Capital Investment with respect to a Leased Premises which has not, as of such date, been recouped by SCC or the applicable SCC Entity. SCC shall, or shall cause each SCC Entity, to apply any and all Adjusted Net Distributable Cash with respect to a Leased Premises against the Capital Investment with respect thereto in accordance with customary accounting practices consistently applied.

               (h) "PERSON" shall mean any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other form of business or legal association or entity.

               (i) "AFFILIATE" shall mean a Person which shall (i) Control (as hereinafter defined), (ii) be under the Control of, or (iii) be under common Control with the Person in question, and "CONTROL" or "CONTROL" shall mean ownership of fifty percent (50%) or more of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation and the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract.


                                    ARTICLE 3

                                    NDC RENT



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        Section 3.1 (a) Subject to the terms and conditions of this Article 3 and provided Millennium shall not be in default of any of Millennium's monetary obligations under this Agreement after the expiration of any applicable notice, grace and/or cure periods (a "MILLENNIUM EVENT OF DEFAULT"), SCC shall pay, or shall cause to be paid, to Millennium in the manner hereinafter provided, twenty percent (20%) of the amount, calculated on an aggregate basis for all Leased Premises and calculated based on the assumption that all of the Leased Premises constitute a single business operation, equal to (i) the aggregate amount of Adjusted Net Distributable Cash for each Lease Year or partial Lease Year derived from all of the then Leased Premises minus (ii) the aggregate amount of Outstanding Capital Investment as of the day of the period for which Adjusted Net Distributable Cash was determined for such Lease Year or partial Lease Year with respect to all such Leased Premises (the "NDC RENT"); provided, however, that notwithstanding anything to the contrary contained herein, in the event of a Millennium Event of Default, SCC shall pay, or cause to be paid, to Millennium the portion of NDC Rent which exceeds the amount of the Millennium Event of Default and in the event SCC shall not pay, or shall not have caused to be paid, to Millennium all or any portion of NDC Rent as a result of a Millennium Event of Default, SCC shall pay, or cause to be paid, any such unpaid NDC Rent to Millennium promptly following the date on which any such Millennium Event of Default is cured or it has been determined in accordance with Article 5 hereof that no Millennium Event of Default exists. NDC Rent shall be payable on a quarterly basis (as estimated by SCC, or an SCC Entity, as applicable, in good faith based on SCC's, or an SCC Entity's, as applicable, books and records) contemporaneously with the delivery of a Quarterly Statement (as hereinafter defined).

               (b) (i) On or before the thirtieth (30th) day following the expiration of each quarterly period during the term of each Agreement of Lease, SCC shall deliver, or cause to be delivered, to Millennium a quarterly statement (each a "QUARTERLY STATEMENT") signed and certified by the chief financial officer of SCC, if SCC is a corporation, by a managing member, if SCC is a limited liability company, or by the chief financial officer of a corporate general partner of SCC, if SCC is a partnership (such person, the "FINANCIAL OFFICER"), to be true and correct to the best knowledge of the Financial Officer disclosing the Adjusted Net Distributable Cash for the preceding quarterly period and an itemization of the EBITDA, the Management Fee, the Percentage Equity Return Payment and the Outstanding Capital Investment for such period which were used to compute the Adjusted Net Distributable Cash.

                        (ii) SCC shall submit, or cause to be submitted, to
                Millennium, on or before the ninetieth (90th) day following the end of each Lease Year (including, without limitation, the last Lease Year or partial Lease Year during the term of each Agreement of Lease, as to which SCC's obligation to pay NDC Rent shall survive the Expiration Date or sooner termination of this Agreement) an auditor's report (each, a "NDC STATEMENT"), which shall (1) be prepared, at SCC's sole cost and expense, by a so-called "Big 6" accounting firm ("SCC'S ACCOUNTING FIRM") and
                (2) disclose the Adjusted Net Distributable Cash for such Lease Year. Each NDC Statement shall disclose the Adjusted Net Distributable Cash for such Lease Year or fraction of a Lease Year and an itemization of the EBITDA, the Management Fee, the Percentage Equity Return Payment and the Outstanding Capital Investment for such period which were used to compute the Adjusted Net Distributable Cash. Subject to Millennium's right to dispute such NDC Statement pursuant to Article 4 hereof, if such NDC Statement shall show that the amounts, if any, paid to Millennium under Section 3.1(a) hereof exceed the amount actually due under such NDC Statement for such Lease Year, then Millennium shall credit SCC, or the applicable SCC Entity, the amount of such overpayment (together with interest thereon at the Prime Rate from the date such overpayment was paid to Millennium to the date such overpayment is credited or refunded, as applicable, as provided in this Section 3.1(b)(ii) if the actual amount of NDC Rent actually received by Millennium under
                Section 3.1(a) hereof was more than ten percent (10%) higher than the actual amount due and payable to Millennium pursuant to
                Section 3.1(a) hereof) against the next accruing installment(s) of NDC Rent and if the amount of the credit exceeds the amount of the


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                subsequent installment(s) of NDC Rent due under this Agreement, the excess, together with the aforementioned interest, shall be refunded to SCC, or the applicable SCC Entity, within thirty
                (30) days of the receipt of such NDC Statement. If such NDC Statement shall show that the amounts, if any, paid to Millennium under Section 3.1(a) hereof are less than the amount actually due under the NDC Statement for such Lease Year, then SCC shall pay, or cause to be paid, the underpayment to Millennium contemporaneously with the delivery of such NDC Statement to Millennium, together with interest thereon from the date such payment was due to the date such payment is paid at the prime, base or reference rate of The Chase Manhattan Bank of New York, or its successors, from time to time, charged to its most favored customers on commercial loans having a 90-day duration plus two percent (2%) (the "PRIME RATE") if the actual amount of NDC Rent payable to Millennium under Section 3.1(a) hereof was more than ten percent (10%) higher than the amount paid to Millennium. The acceptance by Millennium of such NDC Statement, or payments of NDC Rent with respect thereto, shall be without prejudice and shall in no event constitute a waiver of Millennium's right to claim a deficiency in the payment of NDC Rent or to audit SCC's or any SCC Entity's books and records (as hereafter set forth) for a period of twenty-four (24) months from the date of receipt of such NDC Statement. If Millennium does not notify SCC in writing of any dispute as to any NDC Statement within such twenty-four (24) month period, then Millennium shall waive its right to dispute such NDC Statement.

        Section 3.2 (a) Provided that (i) SCC shall not then be in default of any of SCC's monetary obligations under this Agreement after the expiration of any applicable notice, grace and/or cure periods and (ii) the SCC Entities shall not then be in default of any of their respective monetary obligations under this Agreement and the Agreements of Lease after the expiration of any applicable notice, grace and/or cure periods (collectively, an "SCC EVENT OF DEFAULT"), then, in such event, if and to the extent the aggregate amount of fixed annual rent actually paid by SCC or the SCC Entities in accordance with the Agreements of Lease for a Lease Year (but without regard to any adjustment that was made to any fixed annual rent to take into account any change in the applicable index for "hard" construction costs applicable to the corresponding Leased Premises) exceeds the Average Leased Premises Rent (as hereinafter defined), the amount of any such excess (the "EXCESS AVERAGE RENT"), together with interest at the Prime Rate on the amount of any outstanding Excess Average Rent, from time to time, which exceeds any existing Outstanding Capital Investment, from time to time, shall be credited against the installment(s) of NDC Rent payable by SCC and the SCC Entities to Millennium for such Lease Year in accordance with this Agreement, it being agreed that Excess Average Rent shall not be treated as rent by the parties. Notwithstanding anything to the contrary contained in this Section 3.2, in the event of an SCC Event of Default, the portion of any Excess Average Rent which exceeds the amount of the SCC Event of Default shall be credited against the installment(s) of NDC Rent as described in the immediately preceding sentence and in the event all or any portion of Excess Average Rent is not credited against the installment(s) of NDC Rent as described in the immediately preceding sentence as a result of an SCC Event of Default, any such non-credited Excess Average Rent shall be so credited promptly following the date on which any such SCC Event of Default is cured or it has been determined in accordance with Article 5 hereof that no SCC Event of Default exists.

               (b) For purposes of this Agreement, Average Leased Premises Rent shall mean at any time, the product of $27.50 times the total number of rentable square feet for all Leased Premises in existence at such time; provided, however, that, for this purpose only, any Leased Premises in San Francisco, California, Boston, Massachusetts and Washington, D.C. shall be deemed to constitute exactly 100,000 rentable square feet, but such deemed size shall not have any precedential value as to how the rentable square footage of any other Leased Premises shall be calculated.



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        Section 3.3 The application of the formulas described in Sections 3.1(a)
and 3.2 hereof is illustrated in the examples set forth in Schedule A attached hereto (which examples are used for illustration purposes only and are not intended to limit or expand any rights, liabilities or obligations of SCC hereunder).


                                    ARTICLE 4

                                BOOKS AND RECORDS

        Section 4.1 (a) (i) In the event SCC or an SCC Entity fails to maintain such books of account or other records as required hereunder adequate for Millennium to perform an audit of the accuracy of the NDC Statement ("REQUIRED RECORDS") as provided herein for the first Lease Year, then, in such event, the Adjusted Net Distributable Cash for such Lease Year shall be the amount which, in the opinion of SCC's Accounting Firm, reflects a fair and accurate estimate of the Adjusted Net Distributable Cash for such first Lease Year, subject to Millennium's right to dispute such estimate pursuant to this Article 4.

                      (ii) SCC shall cause each SCC Entity to prepare and keep
               in each such SCC Entity's main accounting office in the United States of America for a period of not less than twenty-four (24) months following the end of each Lease Year (plus any additional time during which an audit or dispute with respect to the Adjusted Net Distributable Cash for such period is pending), true, complete and accurate books of account and records of the EBITDA, the Management Fee, the Percentage Equity Return Payment, the Capital Investment and the Outstanding Capital Investment from which the Adjusted Net Distributable Cash can be determined.

                      (iii) Millennium shall have the right, at any time and
               from time to time for a period of twenty-four (24) months following the submission of each NDC Statement to Millennium (which period shall be extended for any additional time during which an audit with respect thereto is pending), upon reasonable written notice, to cause a so-called "Big 6" accounting firm to perform on behalf of Millennium a complete audit to be made in accordance with standard auditing practices of all Required Records pertaining to the Adjusted Net Distributable Cash and of any one or more NDC Statements, and in connection with such audit, to examine the books of account and records (including, without limitation, all supporting data and any other records from which the Adjusted Net Distributable Cash may be tested or determined) of the Adjusted Net Distributable Cash disclosed in any statement given to Millennium; and as to SCC's and each SCC Entity's books of account and records, SCC shall make and shall cause each SCC Entity to make all such books of account and records with respect to the Adjusted Net Distributable Cash available for such examination in the United States of America at the office where the same are regularly maintained. Millennium and Millennium's accounting firm shall have the right, at Millennium's sole cost and expense, to copy and duplicate such information as Millennium may require and use SCC's and each SCC Entity's duplicating machines in connection therewith. SCC shall cooperate, and cause each SCC Entity to cooperate, with Millennium and Millennium's accounting firm in connection with any such audit and shall furnish to Millennium and Millennium's accounting firm within ten (10) days after written demand representations signed and certified by the Financial Officer of SCC and/or SCC Entity to be true and correct as may be necessary for the issuance of an audit opinion by Millennium's accounting firm with respect to Adjusted Net Distributable Cash for any Lease Year. Millennium shall promptly provide SCC with a copy of any such audit.

                      (iv) If any such audit discloses that, with respect to the period for which Millennium conducted such audit, SCC and/or an SCC Entity paid less NDC Rent than SCC and/or an SCC

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                Entity was obligated to pay in accordance with the terms and conditions of this Agreement, then SCC shall pay, or cause to be paid, Millennium the amount of such underpayment (with interest thereon at the Prime Rate from the date such payment was due to the date such payment is paid) within thirty (30) days after demand therefor and, if the audit discloses that a NDC Statement was inaccurate and the actual amount of NDC Rent payable to Millennium was more than five percent (5%) higher than the amount paid, or caused to be paid, by SCC as a result of any such inaccuracy and/or if the audit discloses that a Quarterly Statement was inaccurate and the actual amount of NDC Rent payable to Millennium was more than ten percent (10%) higher than the amount paid, or caused to be paid, by SCC as a result of any such inaccuracy, then SCC shall, in addition to such additional NDC Rent plus interest, pay, or cause to be paid, to Millennium the reasonable actual out-of-pocket cost of such audit and examination incurred by Millennium (not to exceed $7,500.00 in each instance) within thirty (30) days after demand therefor. If any such audit discloses that, with respect to the period for which Millennium conducted such audit, SCC and/or a SCC Entity paid more NDC Rent than SCC and/or a SCC Entity was obligated to pay in accordance with the terms and conditions of this Agreement, then Millennium shall credit the amount of such overpayment (with interest thereon at the Prime Rate from the date such overpayment was paid to Millennium to the date such overpayment is credited or refunded, as applicable, as provided in this Section 4.1(a)(iv)) against the next accruing installment(s) of NDC Rent and if the amount of the credit exceeds the amount of the subsequent installment(s) of NDC Rent due under this Agreement, the excess shall be refunded to SCC, or the applicable SCC Entity, within thirty (30) days after any such audit by Millennium. If any audit shall be commenced by Millennium or if there shall arise a dispute concerning the Adjusted Net Distributable Cash, then, and in any such event, the books of account and records required to be maintained shall be preserved and retained until such audit has been completed or there has been a final resolution or final determination of such dispute or any related litigation.

               (b) If SCC shall fail to prepare and deliver, or shall fail to cause to be prepared and delivered, any NDC Statement, Millennium shall have the right, in addition to any other rights or remedies Millennium may have hereunder, to audit the Required Records, and to prepare the statement or statements which SCC has failed to prepare and deliver, or which SCC has failed to cause to be prepared and delivered. Such audit shall be made and such statement(s) shall be prepared by an independent certified public accountant selected by Millennium. Subject to SCC's arbitration rights under Article 5 hereof, the statement(s) prepared by Millennium shall be conclusive and binding upon SCC, and SCC shall pay, or cause to be paid, within fifteen (15) days after rendition of a bill, all expenses incurred in the preparation of such statement(s) and all sums, if any, as may be shown by such audit to be due as NDC Rent, together with interest thereon at the Prime Rate from the date such payment was due hereunder.

               (c) If a dispute arises with respect to the determination of the Adjusted Net Distributable Cash, or NDC Rent payable hereunder which dispute is not resolved within thirty (30) days after the date that NDC Rent is due hereunder, either party may by notice to the other submit the dispute to arbitration pursuant to Article 5 hereof. Pending the determination of such dispute, SCC shall pay, or cause to be paid, all amounts not in dispute in accordance with Section 3.1(a) hereof. If such arbitration shall mandate that additional amounts are due Millennium, then SCC shall pay, or cause to be paid, to Millennium such amount with interest thereon at the Prime Rate from the date such payment was due hereunder.

               (d) Millennium shall at all times maintain the confidentiality of the Quarterly Statements and the NDC Statements, except to the extent reasonably necessary to (i) comply with applicable laws, regulations, court or administrative orders, or to prosecute or defend any claim or suit by litigation or otherwise under this Agreement or any Agreement of Lease, and (ii) provided that the recipients of such information agree

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        in writing to hold same in confidence (1) carry out the obligations set forth in this Agreement or any Agreement of Lease or documents evidencing and/or securing any ground leases or underlying leases which may now exist or hereafter be executed affecting any or all of the Leased Premises, any lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which any or all of the Leased Premises is specified as security, and any condominium documents and any private covenants, conditions or restrictions or reciprocal easements which may now or hereafter be recorded encumbering any or all of the Projects, (2) obtain legal, financial and/or tax advice from Millennium's attorneys, accountants and financial advisors, (3) negotiate or complete a transaction with a lender to Millennium or any Millennium Entity secured by Millennium's and/or any Millennium Entity's interest in any or all of the Projects, any or all of the buildings situated on Projects or any or all of the Agreements of Lease (including, without limitation, a pledge of rents payable thereunder) or purchaser of any or all of the buildings situated on Projects or any or all of the Projects or (4) negotiate or complete a public or private syndication or similar offering with respect to any or all of the Agreements of Lease, Millennium or any or all of the Millennium Entities, the interests of any of the members of Millennium or any or all of the Millennium Entities, any or all of the Projects and/or any or all of the buildings situated on any or all of the Projects.


                                    ARTICLE 5

                                   ARBITRATION

        Section 5.1 In each case specified in this Agreement in which resort to arbitration shall be required, such arbitration (unless otherwise specifically provided in other Sections of this Agreement) shall be in New York City with respect to the first, third, fifth and each subsequent odd arbitration entered into in connection with this Agreement and in Los Angeles, California with respect to the second, fourth, sixth and each subsequent even arbitration entered into in connection with this Agreement in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this Agreement, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

        Section 5.2 Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this Agreement as the appropriate remedy. The party requesting arbitration shall do so by giving written notice to that effect to the other party, specifying in such notice the nature of the dispute and the name and address of the person designated to act as an arbitrator on its behalf. Within fifteen (15) days after the service of such notice, the other party shall give notice to the first party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator, as aforesaid, within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and if, within thirty (30) days after the second arbitrator is appointed, the two arbitrators shall not agree upon the question in dispute, they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within thirty (30) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply, on notice to the other, to the Supreme Court in the County of New York or in the County of Los Angeles, as applicable (or any other court having jurisdiction and exercising functions similar to those now exercised by such court) for the appointment of such third arbitrator. Such third arbitrator chosen or appointed pursuant to this Section shall be a disinterested person and each arbitrator chosen or appointed shall have at least ten (10) years' experience in the County of New York or in the County of Los Angeles, as applicable, in a calling connected with the dispute.

        Section 5.3 The arbitrators shall have the right to retain and consult experts and competent authorities skilled in the matters under arbitration. The arbitrators shall render their award, upon the concurrence of at least two (2) of their number, within sixty (60) days after the appointment of the third arbitrator. Such award shall be in writing and shall be final and conclusive on the parties and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Agreement. Judgment may be had on the decision and award of the arbitrators so rendered, in any court of competent jurisdiction.

        Section 5.4 If for any reason whatsoever the written decision and award of the arbitrators shall not be rendered within sixty (60) days after the appointment of the third arbitrator, then at any time thereafter before such decision and award shall have been rendered either party may apply to the Supreme Court of the State of New York or to the Supreme Court of the State of California, as applicable, or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this Agreement.

        Section 5.5 Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, as well as the attorneys' fees, witness fees and similar expenses incurred by such party, and the fees and expenses of the third arbitrator and all other expenses of the arbitration shall be borne by the parties equally. Notwithstanding the foregoing, if a majority of the arbitrators determine that the position of either party was taken wilfully and is without merit or the consent of either party was unreasonably withheld or delayed, the arbitrators may require such party to bear all the expenses of the arbitration as well as the prevailing party's witness fees, attorney fees and similar expenses.

        Section 5.6 In the case of any arbitration hereunder, the arbitrators shall be instructed and will give effect to the intent of this Agreement.


                                    ARTICLE 6

                                BILLS AND NOTICES

        Section 6.1 Except as otherwise expressly provided in this Agreement, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Agreement shall be in writing and shall be deemed sufficiently given or rendered (a) if delivered by hand (against a signed receipt) or (b) if sent by registered or certified mail (return receipt requested) or (c) overnight courier (e.g., Federal Express) or
(d) facsimile transmission (with confirmed answer back) addressed:

                (i) if to Millennium at Millennium's address set forth in this Agreement, Attention: Chief Financial Officer with a copy to Battle Fowler LLP, 75 East 55th Street, New York, New York 10022, Attention: Eric R. Landau, Esq.; and

               (ii) if to SCC at SCC's address set forth in this Agreement,
        Attention: Chief Financial Officer with copies to SCC Sports Club, Inc., 11100 Santa Monica Boulevard, Suite 300, Los Angeles, California

        90025, Attention: Real Estate Department and Resch Polster Alpert & Berger LLP, 10390 Santa Monica Boulevard, Fourth Floor, Los Angeles, California 90025, Attention: Ronald M. Resch, Esq.; or

to such other or additional address(es) as Millennium or SCC may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 6. Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been had delivered provided receipt or refusal is acknowledged or seven (7) days from when it shall have been mailed or on the next business day if sent by overnight courier, or on the day of receipt if sent by facsimile transmission with confirmed answer back, as provided in this Article. Any notice, demand or request sent by facsimile transmission shall be promptly (within one (1) business day) followed by such notice, demand or request being sent or delivered, as the case may be, as provided in (a), (b) or (c) in this Section. Any notice, demand or request sent by Millennium to SCC may be sent by Millennium's attorneys and any notice, demand or request sent by SCC to Millennium may be sent by SCC's attorneys.


                                    ARTICLE 7

                                  MISCELLANEOUS

        Section 7.1 If SCC shall fail to pay, or shall fail to cause to be paid, NDC Rent within seven (7) days after same shall be due hereunder, SCC shall pay to Millennium, in addition to such NDC Rent then due and payable, interest thereon at an amount based upon the Prime Rate (i.e., the Prime Rate applied to the amount due), for the period from the date on which the NDC Rent payment was due until the date of payment thereof in full. Notwithstanding the foregoing, on the first occasion in any calendar year on which any such amount would be due and payable by SCC hereunder, SCC shall not be obligated to pay any such amount unless Millennium shall have first given SCC notice that NDC Rent is past due and SCC shall have failed to pay such sum within seven (7) days after receipt of such notice.

        Section 7.2 If any default shall occur and be continuing, Millennium may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for damages, specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the aid of the exercise of any power granted in this Agreement.

        Section 7.3 No right or remedy conferred upon or reserved to Millennium under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing under applicable law. Every right and remedy given by this Agreement or by applicable law to Millennium may be exercised from time to time and as often as may be deemed expedient by Millennium.

        Section 7.4 If any legal action or proceeding is brought against Millennium or SCC by the other with respect to this Agreement, then the non-prevailing party shall pay the prevailing party's attorneys' fees and disbursements arising out of or incurred in connection with such action or proceeding.

        Section 7.5 No failure or delay on the part of a party to this Agreement in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No modification or waiver of any provision of this Agreement and no consent to any departure by any party to this Agreement therefrom shall be effective unless the same shall be in writing and signed by the party against whom such modification, waiver or consent is being sought to be enforced against, and then such modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party to this Agreement in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

        Section 7.6 This Agreement may only be modified, amended, changed, discharged or terminated by an agreement in writing signed by all of the parties hereto.

        Section 7.7 Each of the parties to this Agreement (and the undersigned representatives of such parties, if any) has the full power, authority and legal right to execute this Agreement and to keep and observe all of the terms, covenants and provisions of this Agreement on such parties' respective parts to be performed or observed.

        Section 7.8 If any term, covenant or provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or provision.

        Section 7.9 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        Section 7.10 This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the specific matters agreed to herein and the parties hereto acknowledge that no oral or other agreements, understandings, representations or warranties exist with respect to this Agreement or with respect to the obligations of the parties hereto under this Agreement, except those specifically set forth in this Agreement.

        Section 7.11 THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT.

        Section 7.12 This Agreement is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New York and shall be in all respects governed, construed, applied and enforced in accordance with the laws of the State of New York. No defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of New York.

        Section 7.13 The parties hereto agree to submit to personal jurisdiction in the State of New York or California in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the parties hereto hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over any of the parties hereto in any such action or proceeding may be obtained within or without the jurisdiction of any court located in the City of New York or the City of Los Angeles and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the parties hereto by registered or certified mail or by personal service at the last known address of the parties hereto, whether such address be within or without the jurisdiction of any such court.

        Section 7.14 This Agreement may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement.

        Section 7.15 This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

        Section 7.16 Notwithstanding anything to the contrary set forth herein, but subject to the provisions set forth in the Option Agreement, neither Millennium nor any Millennium Entity shall have any obligation or liability to SCC or any SCC Entity with respect to any Project unless and until an Agreement of Lease with respect thereto has been unconditionally executed and delivered by all parties thereto.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                        MILLENNIUM PARTNERS LLC

                        By: Millennium Partners Management LLC, a New York limited liability company, its managing member

                               By: Millennium Manager I, Inc., a New York corporation, its manager


                                      By:   /s/ Brian Collins
                                            --------------------------------
                                            Name: Brian Collins
                                            Title:


                        THE SPORTS CLUB COMPANY


                       By:    /s/ John M. Gibbons
                              --------------------
                              Name: John M. Gibbons
                              Title: President

                                   Schedule A

                                [attached hereto]